UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2026

LANTHEUS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36569	35-2318913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road South Building
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 671-8001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On August 3, 2026, Lantheus Holdings, Inc., a Delaware corporation (“Lantheus” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Curium US Holdings LLC, a Delaware limited liability company (“Parent”), and Coco Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), other than (i) shares that, immediately prior to the Effective Time, are owned by the Company as treasury stock or owned by Parent or Merger Sub or any other subsidiary of Parent or any Company subsidiary (other than, in each case, Company Common Stock that is held in a fiduciary or agent capacity and is beneficially owned by third parties) and (ii) shares issued and outstanding immediately prior to the Effective Time and held by a holder who did not vote in favor of the adoption of the Merger Agreement, and is entitled to demand and properly exercises and demands appraisal of such shares pursuant to, and who complies in all respects with the Delaware General Corporation Law, will be automatically converted into the right to receive (x) $102.50 per share in cash, without interest (the “Per Share Cash Consideration”) and (y) one contractual contingent value right (each, a “CVR”), which represents the right to receive up to $12.00 in cash upon the achievement of certain specified commercial milestones, all subject to the terms and conditions set forth in a contingent value rights agreement to be entered into between Parent and a rights agent selected by Parent and reasonably acceptable to the Company (such rights agent, the “Rights Agent,” and such agreement, the “CVR Agreement”) setting forth the terms of the CVRs (the consideration contemplated by clauses (x) and (y), together, the “Merger Consideration”).

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each option to purchase shares (the “Company Options”) under any Company equity plan that is outstanding, unvested and unexercised will, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, become immediately vested and exercisable in full, (ii) each Company Option that remains outstanding and unexercised as of immediately prior to the Effective Time having a per share exercise price that is less than the Per Share Cash Consideration will, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and, in exchange therefor, will be entitled to receive (A) a payment in cash of an amount equal to the product of (1) the total number of shares for which such Company Option remains outstanding and unexercised immediately prior to the Effective Time and (2) the excess, if any, of the Per Share Cash Consideration over the exercise price per share previously subject to such Company Option (the “Option Cash Consideration”) and (B) one CVR for each share for which such Company Option remains outstanding and unexercised immediately prior to the Effective Time (the “Option CVR Consideration”), (iii) each Company Option that remains outstanding and unexercised as of immediately prior to the Effective Time having a per share exercise price that is equal to or greater than the Per Share Cash Consideration but less than $114.50 (each, a “Closing Date Underwater Option”) will, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive the Option CVR Consideration, except that if a Milestone (as defined below) is achieved in respect of a CVR for a Closing Date Underwater Option, the cash amount to be paid in respect of such Milestone, if any, will be the Underwater Option Milestone Payment (rather than the Milestone Payment), which amount shall be paid pursuant to and in accordance with the CVR Agreement, and (iv) each Company Option that remains outstanding and unexercised as of immediately prior to the Effective Time having a per share exercise price that is equal to or greater than $114.50 will, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled for no consideration.

Immediately prior to the Effective Time, all performance-based restricted stock units under any Company equity plan (the “Company PSUs”) that are outstanding will automatically, and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be assumed by Parent and will remain subject to the same terms and conditions (including vesting conditions and timing other than any performance-based vesting requirements) set forth under the relevant contract governing such original Company PSU, but, in accordance therewith, will be converted into an award representing the right to receive (a “Converted PSU Award”) (i) an amount in cash (without interest), if any, equal to the product obtained by multiplying (A) the aggregate number of shares earned under such Company PSU based (x) on the actual level of performance achieved as of the last full trading day prior to the day on which the Effective Time occurs or (y) as otherwise provided under the relevant contract governing the Company PSU (each, an “Earned Share”) by (B) the Per Share Cash Consideration (“PSU Cash Consideration”) and (ii) one CVR for each Earned Share (the “PSU CVRs”). The Converted PSU Awards will vest, the PSU Cash Consideration under Converted PSU Awards will become payable and the PSU CVRs under Converted PSU Awards will be delivered in accordance with the CVR Agreement, in each case, pursuant to the same time-based vesting schedule applicable to the Company PSU from which they were converted (subject to earlier vesting and payment pursuant to any accelerated vesting terms set forth under the relevant contract governing such original Company PSU or as otherwise provided in other applicable contracts).

Immediately prior to the Effective Time, (i) all restricted stock units that are not Company PSUs (“Company RSUs”) that are outstanding as of the date of the Merger Agreement will immediately vest and all restrictions will lapse, and such Company RSUs will be canceled in exchange for the right to receive, with respect to each share for which such Company RSUs remain outstanding immediately prior to the Effective Time, the Merger Consideration and (ii) all Company RSUs that are outstanding and were issued after the date of the Merger Agreement will, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be assumed by Parent and will remain subject to the same terms and conditions (including vesting conditions and timing) set forth under the relevant contract governing such original Company RSU, but, in accordance therewith, will be converted into an award representing the right to receive (a “Converted RSU Award”) (i) an amount in cash (without interest), equal to the product obtained by multiplying (A) the aggregate number of shares for which such Company RSU remains outstanding immediately prior to the Effective Time by (B) the Per Share Cash Consideration (the “Converted RSU Cash Consideration”) and (ii) one CVR for each share for which such Company RSU remains outstanding immediately prior to the Effective Time (the “RSU CVRs”). The Converted RSU Awards will vest, and the Converted RSU Cash Consideration under Converted RSU Awards will become payable and the RSU CVRs under Converted RSU Awards will be delivered in accordance with the CVR Agreement, in each case, pursuant to the same time-based vesting schedule applicable to the Company RSU from which they were converted (subject to earlier vesting and payment pursuant to any accelerated vesting terms set forth under the relevant contract governing such original Company RSU or as otherwise provided in other applicable contracts).

Prior to the Effective Time, the Company will take all necessary and appropriate actions so that participation in the Company Employee Stock Purchase Program (the “Company ESPP”) is limited to those employees who participated in the Company ESPP immediately prior to the date of the Merger Agreement. If the closing of the Merger occurs prior to the end of any offering period in existence under the Company ESPP on the date of the Merger Agreement, all outstanding purchase rights under the Company ESPP will automatically be exercised on a date that is no later than five business days prior to the Effective Time based on each Company ESPP participant’s accumulated distributions under the Company ESPP on such date.

If the Merger is consummated, the Company Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Conditions to the Merger

The completion of the Merger is subject to the fulfillment or waiver of certain customary mutual closing conditions, including, among other things, (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company stockholders meeting, (ii) the absence of any law or order by a governmental authority of competent jurisdiction prohibiting or otherwise making illegal the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) that no voluntary agreement between the parties and a governmental entity not to consummate the Merger will be in effect and (v) that certain other specified approvals, filings, notifications, clearances or expirations or terminations of waiting periods will have occurred or been obtained, made or waived, as applicable. The obligation of each party to consummate the Merger is also conditioned upon (i) the accuracy of the other party’s representations and warranties, (subject in certain cases, to certain customary materiality qualifications) and (ii) the other party’s performance or compliance in all material respects with its obligations under the Merger Agreement. In addition, the obligation of Parent and Merger Sub to consummate the Merger is also conditioned upon there being no continuing Material Adverse Effect (as defined in the Merger Agreement) having occurred that is continuing at the Effective Time. The consummation of the Merger is not subject to any financing condition.

Termination Rights and Fees

The Merger Agreement contains certain termination rights for each of Parent and the Company, including, among others, (i) mutual written agreement of Parent and the Company, (ii) by either party, if the Merger is not consummated on or before 11:59 p.m. Eastern Time on May 2, 2027 (the “Outside Date”), subject to extension in the event a government shutdown delays the parties’ submission of required filings under the HSR Act and to one additional three-month extension if on such date all of the closing conditions in the Merger Agreement have been satisfied, except for those relating to antitrust and foreign direct investment approvals and those conditions that are to be satisfied at closing but which are capable of being satisfied at such time (provided that the Outside Date shall be not extended beyond November 30, 2027), (iii) by either party, if any court or governmental authority of competent jurisdiction has enacted, issued, promulgated, entered or enforced any final and non-appealable order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger or any law that prohibits or makes illegal the consummation of the Merger, (iv) by the Company, if all conditions to Parent’s obligation to consummate the Merger are satisfied except for certain antitrust and FDI approvals, and Parent does not make certain regulatory commitments as specified in the Merger Agreement within 10 business days following receipt of a proposed recommendation from the applicable governing body (which recommendation the parties will use reasonable best efforts to obtain prior to the Outside Date), (v) by Parent, if all conditions to the Company’s obligation to consummate the Merger are satisfied except for certain antitrust and FDI approvals and a proposed recommendation from the applicable governing body includes a Burdensome Condition (as defined in the Merger Agreement), (vi) by either party, if the approval of the Company’s stockholders is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such approval if a vote will have been taken thereon, (vii) by either party, for a breach by the other party of its representations, warranties, covenant or agreement in the Merger Agreement, subject to certain qualifications, (viii) by Parent, in the event of a change of recommendation by the Company’s Board of Directors (the “Board”), (ix) by the Company, to enter into a binding and definitive agreement with respect to a superior proposal and (x) by the Company, for Parent’s failure to consummate the Merger under certain circumstances set forth in the Merger Agreement. If the Merger Agreement is terminated under certain circumstances, Parent would be required to pay the Company a termination fee of $385 million or a regulatory termination fee of $100 million, as the case may be, and the Company would be required to pay Parent a termination fee of $228 million.

Financing

The consummation of the Merger is not subject to any financing condition. Parent has obtained equity financing commitments on the terms set forth in an equity commitment letter for the purpose of financing in part the transactions contemplated by the Merger Agreement and paying related fees and expenses. In addition, certain affiliates of Parent have provided a limited guarantee in favor of the Company, subject to certain limitations and caps, of the payment of the termination fees owed by Parent. Parent has also obtained commitments for debt financing on the terms set forth in certain debt commitment letters. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions consistent with the conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement, each of Parent and Merger Sub are required to use its reasonable best efforts to obtain the financing on the terms and subject to the conditions set forth in the debt commitment letter.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the closing. The parties have agreed to use reasonable best efforts to take all actions necessary, proper or advisable under applicable laws to consummate the Merger, including cooperating to obtain all regulatory approvals necessary to complete the Merger.

The Company has agreed to customary non-solicitation covenants that prohibit it from soliciting competing proposals or entering into discussions or negotiations or providing confidential information in connection with certain proposals for an alternative transaction. These non-solicitation provisions allow the Company, under certain circumstances and in compliance with certain obligations under the Merger Agreement, to provide non-public information to, and enter into discussions or negotiations with, third parties in response to an unsolicited competing proposal. Under the terms of the Merger Agreement, the Board may change its recommendation to stockholders regarding the Merger in response to an unsolicited competing proposal that the Board determines is more favorable to its stockholders than the Merger, or another intervening event as specified in the Merger Agreement, if the Board determines that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement and the above descriptions have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent, and the Rights Agent will enter into the CVR Agreement. Parent will issue contractual CVRs entitling the holder thereof to receive the Milestone Payment Amounts (as defined in the CVR Agreement) contingent upon the achievement of the applicable Milestones (as defined in the CVR Agreement) with respect to Adjusted Sales (as defined below) of the Company’s Global Prostate Cancer Diagnostics Franchise, Global Neurology Diagnostics Franchise and Global DEFINITY Franchise (each, as defined in the CVR Agreement) for each Milestone Period (as defined below), to the holders of the outstanding Company Common Stock (other than the excluded shares) and certain Company equity awards as of immediately prior to the Effective Time.

Each CVR represents the right to receive up to $12.00 per share in non-transferable contingent value rights, entitling holders to cash payments upon achievement of applicable milestones:

Franchise	Total Aggregate Sales[1] Milestone	CVR Payment (in cash)	Measurement Period
Global Prostate Cancer Diagnostics[2]	> $950 million	$1.00/share	Fiscal year ending December 31, 2030
	> $1,100 million	$1.00/share
	> $1,200 million	$2.00/share
	> $1,500 million	$2.00/share
	> $1,750 million	$2.00/share

Global Neurology Diagnostics[3]	> $	300 million	$2.00/share	Any of the three fiscal years ending December 31, 2028, 2029, or 2030
	> $	350 million	$1.00/share
Global DEFINITY® Business[4]	> $	400 million	$1.00/share	Fiscal year ending December 31, 2030

1 Refers to “Aggregate Adjusted Sales” which consists of, for a given period, the sum of (a) the total gross amounts accrued or recognized during such period by or on behalf of any selling entity (as defined in the form of CVR Agreement) in respect of sales of product (including any associated freight, services and other revenue), and net only of discounts, credits, rebates and allowances (which, for the avoidance of doubt, do not include any reductions for any internal or external sales commissions) (other than clinical collaboration revenue), (b) royalties accrued or recognized by or on behalf of any selling entity, (c) sublicense income accrued or recognized by or on behalf of any selling entity, (d) clinical collaboration revenue accrued or recognized by or on behalf of any selling entity and (e) DEFINITY kit revenue (as defined in the CVR agreement) accrued or recognized by or on behalf of any selling entity, in each case of (a) through (e), net of sales tax, VAT, pharmaceutical or similar taxes, in each case, as more fully set forth in the form of CVR Agreement.

2 “Global Prostate Cancer Diagnostics” consists of PYLARIFY, PYLARIFY TruVu, and LNTH-2401; any radiodiagnostic containing piflufolastat or RM2; and any future PSMA-targeted radiodiagnostic derived from any of the foregoing.

3 “Global Neurology Diagnostics” consists of Neuraceq, MK-6240, NAV-4694, LNTH-2620; any radiodiagnostic containing florbetaben, florquinitau, flutafuranol, or PI-2620; and any future radiodiagnostic derived from any of the foregoing.

4 “Global DEFINITY Business” consists of DEFINITY and microbubble technology products containing perflutren; and any future microbubble technology products derived from any of the foregoing.

The CVR Agreement provides that Parent will use Commercially Reasonable Efforts (as defined in the CVR Agreement) to achieve each Milestone and will not take any action or fail to take any action with the purpose or intent of avoiding or impeding the obligation to pay, or of reducing, the Milestone Payment Amounts.

The CVRs are non-tradeable contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, the Company or any of their affiliates.

There can be no assurance that any of the Milestones will be achieved for the relevant Milestone Period, or that any of the resulting CVR payments will occur. Any potential payout of the CVR is subject to various risks and uncertainties related to the Global Prostate Cancer Diagnostics Franchise, Global Neurology Diagnostics Franchise and Global DEFINITY Franchise of the Company, as more fully described in the Company’s periodic reports filed with the SEC.

The foregoing description of the CVR Agreement is qualified in all respects by reference to the full text of the form thereof, which is attached as Exhibit B to the Merger Agreement filed as Exhibit 2.1 hereto, and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transaction Bonuses

In connection with the transactions contemplated by the Merger Agreement, the Board approved a $6.0 million transaction bonus pool for certain employees of the Company, including certain executive officers. Pursuant to individual transaction bonus agreements (each, a “Transaction Bonus Agreement”), the Company allocated $4.0 million and $500,000 to Mary Anne Heino and Daniel M. Niedzwiecki, respectively, two of the Company’s named executive officers, from the transaction bonus pool. Each bonus is payable in cash no later than five business days after the closing date of the Merger, subject to the individual’s continued employment through the Effective Time. The foregoing description of the Transaction Bonus Agreements is qualified in all respects by reference to the full text of the form thereof, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Amended Severance Letter Agreement

On August 1, 2026, the Company entered into amendments to the existing severance letter agreements (the “Severance Letter Agreements”) with each of its named executive officers, Mary Anne Heino, Dr. Ludger Dinkelborg, Robert J. Marshall, Jr., Amanda Morgan and Daniel M. Niedzwiecki, (each, an “Executive”, and such agreements, the “Amended Severance Letter Agreements”).

The Amended Severance Letter Agreements clarify that (a) for the avoidance of doubt, Converted PSU Awards issued to the Executive will not be treated as performance-based awards but instead will be subject to solely time-vesting without any re-determination of performance conditions and that such vesting will apply to a Qualifying Termination (as defined by the Severance Letter Agreements) that occurs as of or within 12 months following the closing of the Merger, and (b) the Executive will be eligible for payment of any earned but unpaid annual bonus for 2026 in connection with a Qualifying Termination of employment as of or following the closing date of the Merger. The foregoing description of the Amended Severance Letter Agreements is qualified in all respects by reference to the full text of the form thereof, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Additional Information and Where to Find It

In connection with the proposed acquisition of the Company by Parent, the Company intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to the stockholders of the Company in advance of the special meeting relating to the proposed acquisition. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF PARENT AND THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about the Company and Parent, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at its website at https://investor.lantheus.com/ copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

The Company, Parent and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed acquisition. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026, and its definitive proxy statement for the 2026 annual meeting of its stockholders, which was filed with the SEC on March 20, 2026. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2026 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://investor.lantheus.com/. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include the ability of Parent and the Company to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the transactions contemplated thereby; statements about the expected timetable for completing the proposed acquisition of the Company by Parent; the Company’s and Parent’s beliefs and expectations and statements about the benefits sought to be achieved by the proposed acquisition; the potential effects of the proposed acquisition on the Company and Parent; the possibility of any termination of the merger agreement; and the expected benefits and success of the Company’s plans to execute on the commercialization of marketed products, ensure launch readiness for new products, advance a focused late-stage pipeline, and allocate capital thoughtfully, as well as the Company’s focus mainly on its radiodiagnostic business and pursuing value-maximizing alternatives for its radiotherapeutic assets. These statements are based upon the current plans, estimates and expectations of the Company’s management that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may materially differ from those described in the forward-looking statements. Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed acquisition; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed acquisition contained in the Merger Agreement (including the requisite vote by the Company’s stockholders and receipt of regulatory approvals) may not be satisfied or waived on the expected timetable, or at all; uncertainty as to whether the milestones (“Milestones”) associated with the CVRs will be achieved and that holders of CVRs will receive payments in respect thereof; the effects of disruption from the transactions contemplated by the merger agreement and the impact of the announcement and pendency of the proposed acquisition on the Company’s business, including the response of the Company’s suppliers, business partners, employees and competitors to the proposed acquisition; the diversion of management time and attention from ongoing business operations and opportunities; disruption in or limitations on the Company’s plans and operations attributable to the proposed acquisition; changes in the Company’s business during the period between announcement and closing of the proposed acquisition; the effects of the proposed acquisition (or the announcement thereof) on the Company’s share price; the risk that stockholder litigation in connection with the proposed acquisition may result in significant costs of defense, indemnification and liability; Parent’s ability to obtain financing to complete the proposed acquisition; Parent’s ability to successfully integrate the Company and execute on the continued development and commercialization of the Company’s programs following the closing of the proposed acquisition, which could affect Parent’s ability to achieve any of the Milestones and trigger payments related to the Milestones under the CVRs; the continued market expansion, penetration and reimbursement for the Company’s established commercial products, particularly PYLARIFY, DEFINITY and Neuraceq, in a competitive environment and the Company’s ability to clinically and commercially differentiate its products; the Company’s ability to complete the technology transfer across its PET manufacturing facilities (“PMF”) network for PYLARIFY TruVu, the new formulation of the Company’s F-18 prostate-specific membrane antigen PET imaging agent approved by the U.S. Food and Drug Administration (“FDA”) on March 6, 2026, to obtain FDA approval for each PMF to manufacture PYLARIFY TruVu, to obtain adequate coding, coverage and payment, including transitional pass-through payment status, for PYLARIFY TruVu and to have customers adopt PYLARIFY TruVu; the availability of raw materials, key components, equipment, manufacturing time slots, either used in the production of the Company’s products and product candidates, or by customers of its products and product candidates, including, but not limited to PET scanners for PYLARIFY, PYLARIFY TruVu, Neuraceq, MK-6240, LNTH-2501 and NAV-4694; the Company’s ability to have third parties manufacture its products and product candidates and its ability to manufacture DEFINITY in its in-house manufacturing facility, in amounts and at the times needed; the Company’s ability to satisfy its obligations under its existing clinical development partnerships using Neuraceq, MK-6240 or NAV-4694 and other assets as a research tool and under the license agreements through which it has rights to those assets, and to further develop and commercialize MK-6240 and NAV-4694 as approved products; the Company’s ability to continue to successfully integrate acquisitions, including of Lantheus Biosciences Ltd. (formerly Life Molecular Imaging Limited) and Evergreen Theragnostics, Inc., which could be impacted by unforeseen expenses related to integration activities, the potential for unforeseen liabilities within those businesses, the ability to integrate disparate information technology systems, retain key talent and create a merged corporate culture that successfully realizes the full potential of the combined organization; the Company’s ability to obtain FDA approval for LNTH-2501, its investigational kit for the preparation of Gallium-68 edotreotide injection, which has been studied for use in conjunction with a PET scan to stage and localize neuroendocrine tumors in adult and pediatric patients and to successfully commercialize LNTH-2501 if approved; the Company’s ability to obtain final FDA approval for PNT2003, which received FDA tentative approval in March 2026, to be successful in the patent litigation associated with PNT2003 and to successfully commercialize PNT2003 if approved; the cost, efforts and timing for clinical development, manufacturing, regulatory approval, adequate coding, coverage and payment and successful commercialization of the Company’s newly approved products, product candidates and new clinical applications and territories for its products, in each case, that the Company or its strategic partners may undertake, including those investigational assets for which FDA approval has been obtained or is anticipated to be obtained this year; the Company’s ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional diagnostic and therapeutic product opportunities in oncology, neurology and other strategic areas and continue to grow and advance its pipeline of products; the effect that changes to management, including the recent turnover in the Company’s leadership and senior management team, could have on its business; and the risks and uncertainties discussed in the Company’s filings with the SEC (including those described in the “Risk Factors” section in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q).

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated as of August 3, 2026, by and among Lantheus Holdings, Inc., Coco Merger Sub Inc. and Curium US Holdings LLC.

10.1	Form of Transaction Bonus Agreement.

10.2	Form of Amended Severance Letter Agreement between Lantheus Holdings, Inc. and certain employees.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(*)

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

(#)

Pursuant to Item 601(b)(2)(ii) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name:	Daniel M. Niedzwiecki
Title:	Chief Administrative Officer and General Counsel

Date: August 3, 2026